                                 PROMISSORY NOTE



$25,000,000                                            May 3, 1999
------------------------------------------------------------------


1 . On or before the Stated Maturity Date (as hereinafter defined), HOMESTEAD VILLAGE INCORPORATED ("Homestead"), for value received, promises to pay to the order of SECURITY CAPITAL GROUP INCORPORATED (the "Security Capital"), at its office in Santa Fe, New Mexico, or at such other location as Security Capital may direct, the lesser of TWENTY FIVE MILLION DOLLARS ($25,000,000) or the aggregate unpaid principal amount of all advances made by Security Capital to Homestead under this Note. Homestead also promises to pay interest on the principal amount outstanding hereunder from time to time at a rate per annum equal to the Applicable Interest Rate (as hereinafter defined). Accrued interest shall be paid monthly in arrears on the last Business Day (as hereinafter defined) of each calendar month this Note is outstanding at the same location as designated for principal payments, provided that all accrued and unpaid interest shall be paid on the Stated Maturity Date. Notwithstanding the foregoing, during any period in which a Default (as hereinafter defined) shall have occurred and be continuing, Homestead promises to pay to Security Capital from time to time on demand interest on any amount payable by Homestead hereunder at a rate per annum equal to 15%. All interest shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days. Homestead may request Security Capital to make advances from time to time under this Note, provided that (i) such advances shall be in an integral multiple of $1,000,000, (ii) Homestead shall have given notice of such request to Security Capital in accordance with Section 9 hereof no later than 10:30 a.m. (Santa Fe time) three days prior to such requested advance, (iii) such advances shall be used only for a Permitted Purpose (as hereinafter defined) and (iv) together with the notice for request of an advance, Homestead shall provide Security Capital with a certificate in form satisfactory to Security Capital which is signed by an Authorized Officer (as hereinafter defined) of Homestead, describes the Permitted Purpose for which such advance shall be used and includes such other information as Security Capital may request, in its sole and absolute discretion. Homestead shall have the right to prepay this Note, together with all accrued interest to the date of any such prepayments, in full or in part at any time, provided that (i) if any such prepayments are in part, they shall be in an integral multiple of $1,000,000 and (ii) Homestead shall have given notice of such prepayment to Security Capital in accordance with Section 9 hereof no later than 10:30 a.m. (Santa Fe time) on the date of such prepayment. Security Capital shall maintain records of the date and amount of each advance made hereunder, each repayment thereof, and of accrued interest thereon, and such records shall be conclusive for the purposes hereof absent manifest error.

2.       When used herein the following terms shall have the following meanings:

                  "Applicable Interest Rate" shall mean (i) the rate of interest (rounded, if necessary, to the next higher 1/16 of 1%) of the rate per annum at which Dollar deposits in immediately available funds are offered from time to time by the Lending Office of Wells Fargo Bank, National Association, in the London interbank market, in the approximate amount of $25,000,000 and having a maturity approximately equal to one month plus (ii) 3.25%.

                  "Authorized  Officer"  shall  mean any of the  President,  the
         Chief  Executive  Officer,   the  Chief  Financial  Officer,  any  Vice
         President, the Treasurer and the Secretary.

                  "Business Day" shall mean any day on which commercial banks are open for business in New York City.

                  "Bridge Facility" shall mean the Credit Agreement, dated as of June 15, 1998, among Homestead, Commerzbank AG, Los Angeles Branch, and certain other lending institutions.

                  "Change in Control" shall mean the occurrence of any of the events described in Section 5.3(i) of the Working Capital Facilities or Sections 8.2 and 9.9 of the Bridge Facility.

                  "Credit Facilities" shall mean, collectively, the Working Capital Facilities and the Bridge Facility.

                  "Default" is defined in Section 7 hereof.

                  "Investor Agreement" shall mean the Investor Agreement, dated as of October 17, 1996, between Homestead and Security Capital, as amended from time to time.

                  "Letter  Agreement"  shall  mean the Letter  Agreement,  dated
         April 22, 1999, among Homestead, Commerzbank AG, New York Branch, Commerzbank AG, Los Angeles Branch, Wells Fargo Bank, National Association, Chase Bank of Texas, N.A. and BankBoston N.A.

                  "Liabilities" shall mean all obligations of Homestead under this Note and all other obligations of Homestead to Security Capital, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or now or hereafter existing, or due or to become due.

                  "Permitted Purpose" shall mean payment of (i) construction costs of properties under development, (ii) maintenance and repair costs of properties, (iii) salaries and other employment costs, (iv) severance expenses, and (v) other working capital and general corporate expenses specifically approved by Security Capital.

                  "Representative" is defined in Section 5 hereof.

                  "Rights Offering" shall mean one or more issuances of common stock of Homestead in accordance with the terms of paragraph 3 of the Letter Agreement.

                  "Senior Indebtedness" means at any time, collectively, all obligations howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due of Homestead under the Credit Facilities and any and all renewals or extensions and refinancings thereof (including, without limitation, any interest accruing subsequent to the commencement of bankruptcy, insolvency or similar proceedings with respect to Homestead).

                  "Stated Maturity Date" shall mean the earlier to occur of (i) October 31, 1999 or such later date to which repayment of the outstanding principal amount and other amounts owing under the Bridge Facility is extended, (ii) the consummation of a Change in Control or
         (iii) the consummation of a Rights Offering in the aggregate amount of $200,000,000 or more.

                  "Working Capital Facilities" shall mean (i) the Credit Agreement, dated as of May 6, 1997, among Homestead, Commerzbank AG, Los Angeles Branch, Commerzbank AG, New York Branch, and certain other lending institutions and (ii) the Credit Agreement, dated as of April 24, 1998, among Homestead, Commerzbank AG, Los Angeles Branch,
         Commerzbank   AG,  New  York   Branch,   and  certain   other   lending
         institutions.

                  Unless otherwise defined herein, all capitalized terms used herein shall have the meanings assigned to such terms in the Credit Facilities.

3. All obligations of Homestead, and all rights, powers and remedies of Security Capital, expressed herein shall be in addition to, and not in limitation of, those provided by law or in any written agreement or instrument (other than this Note) relating to any of the Liabilities. In addition to all other rights possessed by it, Security Capital may, but shall not be obligated to, from time to time, whether before or after Default, at its sole discretion and without notice to Homestead, extend or renew for one or more periods (whether or not longer than the original period) this Note or any obligation of any nature of any obligor with respect to this Note, and grant any releases, compromises or indulgences with respect to this Note or any extension or renewal thereof or to any obligor hereunder or thereunder.

4. On the date hereof, Homestead shall pay Security Capital an arrangement fee of $31,944.

5. So long as any amount remains outstanding under this Note, Homestead shall, unless Security Capital otherwise consents in writing, (i) allow any person identified by Security Capital to Homestead in writing (the "Representative"), access to Homestead's books and records, (ii) allow the Representative to be on the premises occupied by Homestead during normal business hours, (iii) provide the Representative with adequate and reasonable working space and conditions in order to perform work, and (iv) consult with the Representative on any financial or business decisions being made or considered in connection with the business of Homestead.

6. Homestead shall use the proceeds of any advance made by Security Capital under this Note only for a Permitted Purpose.

7. All Senior Indebtedness, including all interest and fees and any other payments due or to become due pursuant to the terms of the instruments evidencing such Senior Indebtedness, shall be paid in full before any payment is made on account of the principal, interest, fees or other amounts on or with respect to any of the Liabilities; provided, however, that Homestead may make payments of principal and/or interest to Security Capital with respect to the Liabilities so long as no Event of Default (as defined in the Credit Facilities) has occurred and is continuing. Upon any distribution of the assets or the properties of Homestead or upon any dissolution, winding up, liquidation or reorganization involving Homestead (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise), the holders of the Senior Indebtedness shall first be entitled to receive payment in full of the principal of and interest on the Senior Indebtedness and all fees and any other payments (including all costs and expenses) due pursuant to the terms of the instruments evidencing such Senior Indebtedness before Security Capital is entitled to receive any payment on account of any of the Liabilities.

2. If (a) Homestead shall fail to pay, when due, any amount payable with respect to any of the Liabilities or to perform any other obligation to Security Capital (including, without limitation, under the Investor Agreement), or (b) Homestead shall default in the payment when due of any debt or other amount owing by Homestead under the Credit Facilities and such default continues beyond the applicable grace period, or (c) any event shall occur in relation to any debt or other amount owing by Homestead to Security Capital or under the Credit Facilities which entitles the obligee in relation to such debt or amount to cause such debt or amount to become due prior to its stated maturity or payment date, and such event shall continue beyond the applicable grace period, any such event (a)-(c) shall constitute a Default (a "Default") hereunder. Upon Default, subject to Section 7 hereof, (1) this Note and all other Liabilities may (notwithstanding any provisions thereof), at the option of Security Capital and without demand or notice of any kind, be declared, and thereupon immediately shall become, due and payable, (2) Security Capital may from time to time, without demand or notice of any kind, appropriate and apply toward the payment of such of the Liabilities, and in such order of application, as Security Capital may from time to time elect, any and all deposits, credits or money of or in the name of Homestead then or thereafter with Security Capital, (3) Homestead agrees to pay all expenses, including reasonable attorneys' fees and legal expenses, incurred by Security Capital in endeavoring to collect any of the Liabilities, and (4) Security Capital may exercise from time to time any rights and remedies available to it under the Uniform Commercial Code as in effect in the applicable state or otherwise available to it. Homestead hereby expressly waives presentment, demand, notice of dishonor, protest and, to the fullest extent permitted by applicable law, any and all other notices, advertisements, hearings or process of law in connection with the exercise by Security Capital of any of its rights and remedies upon Default. No delay on the part of Security Capital in exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Security Capital of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.


7. All notices delivered by Homestead to Security Capital hereunder shall be in writing and shall be sent to Security Capital by courier and facsimile transmission at the following address:

                  Security Capital Group Incorporated
                  7777 Market Center
                  El Paso, Texas 79912-8112
                  Attention: Roger Allen
                  Fax: (915) 877-6306

8. This loan shall be governed by and construed in accordance with the laws of the State of New York. If this Note is not dated when executed by Homestead, Security Capital is hereby authorized, without notice to Homestead, to date this Note as of the date when the loan evidenced hereby is made. Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision of the remaining provisions of this Note.

9. Homestead hereby expressly waives any right to a trial by jury in any action or proceeding to enforce or defend any rights (i) under this Note or under any amendment, instrument, document or agreement delivered or which may in the future be delivered in connection herewith or (ii) arising from any banking relationship existing in connection with this Note, and agrees that any such action or proceeding shall be tried before a court and not before a jury.



                                                  HOMESTEAD VILLAGE INCORPORATED


                                                   By:
                                                   Name:
                                                   Title:


Address:          2100 River Edge Parkway, 9th Floor
                  Atlanta, Georgia 30328